TRANSITION AGREEMENT

                        September 13, 1996


          The parties to this agreement are American Passage
Media Corporation, a Washington corporation ("AP"), and American
Passage Media, Inc., a Delaware corporation ("Buyer").

          Pursuant to an Asset Purchase Agreement dated September
13, 1996, AP has today sold to Buyer substantially all of the business and assets relating to sales and marketing activities involving the high school and college student markets (the
"Business"), excluding the business of publishing and distributing Directory of Classes.

          This agreement sets forth the terms upon which AP shall provide to Buyer certain services required by Buyer to effect the transition to Buyer of the operation of the Business.

          Accordingly, it is agreed as follows:

          1.   Office Space; Office Services.

               (a) AP shall provide Buyer with the office space currently used by the Business and its employees at 401 Second Avenue West, Seattle, Washington (the "Seattle Site"), 529 Fifth Avenue, New York, New York (the "New York Site"), and Columbia Center II, Suite 290, Rosemont, Illinois (the "Chicago Site") (together, the Seattle Site, the New York Site, and the Chicago Site are the "Sites"). Any common areas (e.g., bathrooms and kitchens) shared with other businesses shall continue to be shared in the same manner.

                    (i) As consideration for the office space to be provided under this section 1(a), Buyer shall make payments to AP at the rate of $0.67 per square foot per month multiplied by the square foot usage as set forth in the Allocation, as defined below, for the Seattle Site, at the rate of $1.67 per square foot per month multiplied by the square foot usage as set forth in the Allocation for the New York Site, and at the rate of $1.34 per square foot per month multiplied by the square foot usage as set forth in the Allocation for the Chicago Site.

                    (ii)   All Common Area Maintenance charges
for the New York Site and Chicago Site shall be allocated and payable based on each party's square feet occupancy of the applicable Site as set forth on schedule 1 ("Allocation").

                    (iii)  All utilities, janitorial services and
real estate-related taxes shall be allocated and payable according to the Allocation, provided however, the taxes for the Chicago Site shall be included in the payments set forth in section 1(a)(i).

               (b)  AP shall provide the Business and its
employees at each Site with office services substantially similar to the office services currently provided to the Business and its employees. Those services shall include, but not be limited to, mailroom, security, storage, supply, photocopying, messenger, reception and cafeteria services (including coffee, tea and Friday assortments as previously provided). All costs for the office services shall be allocated and payable according to the Allocation. Additionally, and for the costs set forth herein:

                    (i)  AP shall provide Buyer with the
telephone services (including local, long distance, voice mail and data link services) at each Site as currently used by the Business and its employees, provided such services are available to AP. AP shall use its reasonable efforts to cause the providers of such telephone services to separately bill to the appropriate party any dedicated line services. In the event such separate billing is not possible, all costs of such telephone services, including basic charges, shall be allocated to the parties based on the Allocation. Without limiting the foregoing, Buyer shall be responsible for the cost of all telephone calls made by its employees (and for the cost of any additional lines added exclusively to provide for Buyer's needs).

                    (ii)  All telephone and facsimile maintenance
costs shall be allocated and payable according to the Allocation.

                    (iii) AP shall use its reasonable efforts to cause all office supplies ordered by Buyer's employees to be billed separately and directly to Buyer and Buyer shall be responsible for paying those bills and any associated costs. In the event such separate billing is not possible, all costs of such office supplies shall be allocated to the parties based on the Allocation.

                    (iv)  AP shall provide Buyer with the copier
services at each Site as currently used by the Business and its employees, provided such services are available to AP. All copier costs, including lease and maintenance costs, shall be allocated and payable according to the Allocation.

               (c) If Buyer is unable to use the office space at any Site during the respective periods set forth in section 1(d) due to the failure of AP to receive the consent of the applicable landlord, AP shall reimburse Buyer for any reasonable costs incurred by Buyer in moving to another site and for any amounts Buyer is required to pay for another site in excess of the amounts provided for in section 1(a)(i).

               (d) AP shall provide the office space and office services provided for in this section 1 until (i) December 15, 1996, with respect to the Seattle Site, (ii) May 31, 1997, with respect to the New York Site, and (iii) July 14, 1997, with respect to the Chicago Site.

          2.   Accounting Services.

               For a period of up to six months after the date of this agreement, AP shall provide to Buyer the following services:

               (a)   AP shall provide to Buyer accounting
services necessary to perform the billing, collection and accounting functions of the Business in a manner consistent with the manner in which those functions have been performed in the past. In that connection, AP shall provide to Buyer the services of the accounts receivable clerk, the accounts payable clerk and the accounting manager who previously provided accounting services to the Business. Dan Brillon shall provide limited oversight responsibilities in connection with the accounting operations, subject to Buyer's direction and control. Notwithstanding anything to the contrary contained herein, Buyer shall bear full responsibility for the accounting functions associated with the Business. In the event such personnel are not available to provide such services, AP shall use its reasonable efforts to substitute such personnel with personnel of comparable experience, provided, however, AP shall not be required to hire any personnel. The scope, timing and provision of such services shall be sufficient to carry on the accounting functions of the Business consistent with past practices.

               (b) Dan Brillon and each of the other accounting personnel referred to in section 2(a) shall assist Buyer in the training of its accounting personnel and the establishment of its accounting systems for the Business.

               (c) AP shall continue to perform for the Business their accounting procedures with respect to the general ledger, including, but not limited to, posting monthly recurring journal entries and month end close.

               (d) AP shall prepare on a timely basis consistent with past practices daily, weekly and month-end reports and shall mail the daily and weekly reports to Buyer not later than seven days after preparation thereof and shall mail the month-end reports to Buyer not later than ten days after preparation thereof. AP shall provide to Buyer's representatives full access at all times during normal business hours to all accounting records of the Business, provided, however, in no event shall such access unduly affect the business of AP.

               (e) As consideration for the accounting services to be provided under this section 2, Buyer shall make payments to AP at the rate of $6,854 per month ("Accounting Services Consideration") (which is equal to the sum of the monthly salaries and benefits of the required number of accounting personnel as agreed upon by the parties and as set forth by individual personnel in schedule 2). As Buyer hires the accounting personnel set forth in section 2(a), the Accounting Services Consideration shall be payable as follows: for the first full month following each such hire, AP shall be paid the entire Accounting Services Consideration; for the second full month following each such hire, AP shall be paid the Accounting Services Consideration less one-half (1/2) the amount allocated in schedule 2 to such hired personnel; and for the third full month following each such hire and thereafter with respect to each such hire, AP shall be paid the Accounting Services Consideration less the amount allocated in schedule 2 to such hired personnel. Buyer shall also reimburse AP for all out-of-pocket expenses incurred by it with Buyer's prior approval in connection with the performance of its accounting services pursuant to this agreement, including, but not limited to, Dan Brillon's travel expense to New York for training, if required.

          3.   Printing Services.

               (a) For a period of one year after the date of this agreement, AP shall provide Buyer with such graphic art and printing services as Buyer may require as are consistent with past practices of the Business, provided that AP has the capability to provide such services. AP shall be under no obligation to directly or indirectly maintain any such printing capabilities or capacities. Subject to the foregoing, such services may include, but not be limited to, art production, layout, pre-press, and printing services. All film and other materials provided by Buyer to AP shall be returned to Buyer upon completion of a job.

               (b) For each printing job submitted by Buyer to AP, AP shall charge Buyer its "in-house" rate, consisting of its direct labor, materials, and equipment and overhead costs as set forth on schedule 3, plus a mark-up of 25% (except that the mark-up for gymboards shall be 13%).

               (c) For each art production and/or layout job submitted by Buyer to AP, AP shall charge Buyer $60 per hour for the services of an assistant art director and $75 per hour for the services of a senior art director. Additionally, Buyer shall pay all costs for materials related to such jobs. For each pre-press job submitted by Buyer to AP, AP shall charge Buyer $75 per hour plus the costs of any materials related to such job.

          4.   Fulfillment Services.

               (a) Until June 30, 1997, AP shall provide Buyer with such fulfillment, warehousing, shipping and related services at its Seattle warehouse as Buyer may require for the Campus Postering and Gymboards businesses. The services to be provided under this section 4 shall be substantially the same as have been provided to the Business since July 1, 1995.

               (b)  As consideration for the services to be
provided by AP under this section 4, Buyer shall pay AP a monthly fee at AP's base rate for all direct costs incurred by AP on behalf of Buyer, including, without limitation, labor, shipping materials, freight charges and equipment depreciation, overhead costs and warehouse space of 4,000 square feet.

               (c) Buyer shall be responsible for maintaining its own post office boxes and permits and for paying its own postage expenses.

               (d) Upon termination of the services provided for in this section 4, Buyer shall provide AP with detailed instructions as to the shipping or other disposal of its warehoused materials. All of Buyer's materials shall be shipped or otherwise disposed of, at Buyer's expense, within 30 days after the date of termination.

          5.   Payment.

               (a)  AP shall bill Buyer at the end of each
calendar month for the amounts payable by Buyer to AP under this agreement. Each bill shall include reasonable documentation of the charges incurred. Buyer shall have the right to audit the charges and, if it is established that the charges should be more or less than the bill submitted by AP, the charges shall be adjusted accordingly and payment made promptly of any amount owed.

               (b) Each bill submitted to Buyer under section 5(a) for office space and accounting services shall be payable in full within ten days after receipt of the bill and all other bills submitted to Buyer under section 5(a) shall be paid as soon as practicable but not later than 30 days after receipt of the bill, except that Buyer may withhold payment of any disputed amount until the dispute is resolved.

               (c) If any service for which Buyer pays a fixed monthly fee is commenced or terminated during the month, Buyer shall only pay a fee for the portion of the month in which it received that service.

          6. Termination of Services. Buyer may elect to discontinue any of the services provided by AP under this agreement at any time prior to the termination date specified in a particular section upon 30 days prior notice to AP, except for the provision of fulfillment services pursuant to section 4 which may be discontinued by Buyer prior to the dates specified therein upon 90 days prior notice to AP provided that if during the 90 day period after the notice is given to AP, AP does not perform the fulfillment services in a satisfactory manner, Buyer may terminate the fulfillment services immediately.

          7. Delivery of Information. Upon the termination of any service provided for in this agreement, AP shall deliver to Buyer all software, databases, records, files and other information relating to the Business and that service. AP shall not retain copies of any of those materials, except AP may retain copies of all such documents and information as it reasonably determines necessary for archival purposes, shall not use those documents and information for any other purpose, shall not furnish copies to any third party (except as required by law), and shall use reasonable efforts to limit its employees' access to those documents and information, and except that AP may, subject to section 6.7 of the Asset Purchase Agreement, retain copies of and use such documents, information and software to the extent used by AP in its other businesses as of the date of this agreement.

          8. Confidentiality. AP shall not at any time or in any manner, either directly or indirectly, use for its benefit or divulge, disclose or communicate to anyone any confidential information relating to the Business obtained by AP in connection with the furnishing of any services or facilities pursuant to this agreement. AP shall use its reasonable efforts to protect such information and treat it as strictly confidential.

          9. Representation and Warranty; AP's Performance. AP represents and warrants to Buyer (subject to the applicable consent requirements set forth on schedule 9) that it has the full right to execute and deliver this agreement, to perform its obligations under this agreement, and to and to grant to Buyer the rights granted to it in this agreement; that the execution and performance by AP of its obligations under this agreement will not violate any contractual or other obligation binding upon AP; and that this agreement is a valid and binding obligation of AP. AP shall use its reasonable efforts to provide the services specified in this agreement in a diligent, competent and timely manner, and in substantially the same manner as they were provided prior to the sale of the Business to Buyer. AP shall have no liability to Buyer resulting from the provision of such services except for claims directly attributable to AP's gross negligence or willful misconduct, provided, however, AP shall have liability to Buyer resulting from the provision of the printing services provided for in section 3 to the extent that any vendor of such printing services would have liability to an unrelated third party to which it rendered services pursuant to an arrangement negotiated at arms-length. Notwithstanding the foregoing, in no event shall AP's liability hereunder include any special, incidental, consequential, indirect or similar damages.

          10   Miscellaneous.

               (a) This agreement contains a complete statement of all of the terms of the arrangements between the parties with respect to the matters provided for, supersedes any previous agreements and understandings between the parties with respect to those matters, and cannot be changed or terminated orally.

               (b)  This agreement shall be governed by and
construed in accordance with the law of the State of Washington applicable to agreements made and to be performed in Washington.

               (c) The section headings of this agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this agreement.

               (d) All notices and other communications under this agreement shall be in writing and shall be deemed given when delivered personally, sent by facsimile (with a copy by any other means permitted for the giving of notices under this agreement) or mailed by registered mail, return receipt requested, to the parties at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

               If to AP:

                    American Passage Media Corporation
                    401 Second Avenue West
                    Seattle, Washington 98119-4107
                    Attention: Gilbert Scherer, President
                    Fax:  (206) 281-5993


               If to Buyer:

                    c/o Network Event Theater, Inc.
                    149 Fifth Avenue
                    New York, N.Y. 10010
                    Attention: Harlan D. Peltz, Chairman
                    Fax:  (212) 779-3241

               (e) If any provision of this agreement is held to be invalid or unenforceable, the balance of this agreement shall remain in effect.

               (f) Neither party may assign its rights under this agreement without the prior written consent of the other party, which consent may be withheld in the other party's sole discretion.

               (g) In any action brought to enforce or seek damages under this agreement, the prevailing party shall be entitled to recover from the losing party the attorneys' fees and all other costs and expenses reasonably incurred by it.

               (h) The failure of a party to insist upon strict adherence to any term of this agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.

               (i) Buyer is not a partner or joint venturer of AP. Nothing in this agreement shall be construed so as to create either of those relationships or to impose any liability as such on either party, or to grant either party the right to bind the other without the other's prior written consent.


                    AMERICAN PASSAGE MEDIA CORPORATION

                    By: /s/ Gilbert Scherer
                            Gilbert Scherer
                            President and Chief Executive Officer



                    AMERICAN PASSAGE MEDIA, INC.

                    By: /s/ Harlan D. Peltz
                            Harlan D. Peltz
                            Chairman and Chief Executive Officer










                     Transition Agreement

                           Schedule 1


                           NY         Chi      Sea

# Personnel                   11         2        19
Square Footage Used        3,910       994     4,114
% of Total Office            33%       50%       22%
Annual sq ft rate          20.00     16.11      8.09
Monthly sq ft rate          1.67      1.34      0.67
Monthly base rent        6516.67   1334.45   2773.52
Taxes                417.19 inc.             443.99*
Utilities/Janitorial      733.13    100.00    693.38
10% NY Rent Tax           766.70
    Monthly Subtotals    8433.68   1434.45   3910.89  13779.02
  + CAM to be billed
        $ per Sq Foot    $  2.16   $  1.44   $  0.95

Lease End or Move        5/31/97   7/14/97  12/31/96
Date


(Taxes in Seattle are estimated)



























                             Transition Agreement
                                  Schedule 2
                             Accounting Personnel



                          Base  Benefits
                         Salary   @ 20%  Total    %    Annual  Monthly
Accounts Payable Clerk   20,000   4,000 24,000    80%  19,200   1,600
Accounts Receivable Clerk20,000   4,000 24,000    80%  19,200   1,600
Account Manager          36,542   7,308 43,850   100%  43,850   3,654
                                                       82,250   6,854








































                             Transition Agreement
                                  Schedule 3


PRINTING QUOTE GUIDELINE
for STANDARD PRINTING JOB
Update:  7/96


CAMPUS POSTERS
1) Maximum Size: 9 x 12
                                       Make Ready    Per/M
   Stock  10 Pt C1S                       $500       4c      $95
   Plate ready film provided                         2c      $85
   Standard die cut                       $200       $25/M


ADRAX SIZE
1) Maximum Size: 7 1/2 x 23               $400       4c    $60/C
   Stock:  10 Pt C1S
   Plate ready film provided
   No die cut or pocket
   Minimum:   100 units


TAKE ONE
1) Flat BRC 3-1/2 x 5-1/2                 $500       4c/2c $34/M
   Stock:  7 pt. Matte for mailing                   2c/2c $30/M
   Plate Ready film provided


GYMBOARD SIZE
1) Standard Size:  17 1/2 x 21 3/4        $250       4c    $60/C
                                      (per version)
   Stock:  10 Pts C1S
   Plate ready film provided


   Average Run 5500 each of 4 versions
   Cost for average run = $1300 per version


Pre-press work required to go from CRA or film that is not plate ready will be charged at $75 per hour plus materials.








                           Transition Agreement
                                Schedule 9


1. Illinois Office Lease
        Location:         Columbia Center II, Suite 290
                          9450 West Bryn Mawr
                          Rosemont, IL  60018

        Landlord:         American National Bank & Trust Company
                          Frain Camins & Swartchild, Managers

        Lease Expiration: 7/14/97

2. Washington Office Lease
        Location:         410 Second Avenue West
                          Seattle, WA  98119

        Landlord:         R&A Investments

        Lease Expiration: 5/31/98